UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

FIRST UNITED ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on January 22, 2008, Murray Campbell was appointed to the position of interim Chief Executive Officer (“CEO”) of First United Ethanol (“FUEL”). On March 21, 2008, FUEL entered into an Employment Agreement (“Agreement”) with Mr. Campbell for his services as FUEL’s CEO. Pursuant to the Agreement, Mr. Campbell will be the Chief Executive Officer for FUEL and shall report directly to the Board of Directors. The Agreement is effective as of March 21, 2008 and either Mr. Campbell or FUEL may terminate the Agreement without cause upon 90 days advance notice to the other party.

In consideration of his services, Mr. Campbell will receive an annual base salary of $175,000 and will be eligible for an annual performance bonus of up to 20% of his annual base salary. Mr. Campbell will be entitled to fully participate in FUEL’s employee benefit plans and programs.

Item 9.01 Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	None.

(d)

Exhibit No.       Description

99.1	Employment Agreement between First United Ethanol, LLC and Murray Campbell dated March 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

March 26, 2008	/s/ Thomas H. Dollar

Date	Thomas H. Dollar, Board Chairman

2